Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	28
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	28

Paid in Full Balance	3,012,840.69
Repurchased Loans Balance	-
Curtailments Amount	35,095.28
Total Prepayment Amount	3,047,935.97

Cumulative
Number of Paid in Full Loans	125
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	125

Paid in Full Balance	12,156,941.07
Repurchased Loans Balance	-
Curtailments Amount	173,073.65
Total Prepayment Amount	12,330,014.72

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)	Total Prepayments (in thousands of dollars)

Page 17 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	1.36%
3 Months Avg SMM	1.22%
12 Months Avg SMM
Avg SMM Since Cut-off	0.90%

CPR	15.13%
3 Months Avg CPR	13.67%
12 Months Avg CPR
Avg CPR Since Cut-off	10.25%

PSA	1105.90%
3 Months Avg PSA Approximation	1169.92%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1179.43%

CPR by Groups	Total CPR

PSA by Groups	Total PSA

Page 18 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups	Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups	Total PSA Avg since Cut-off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)^12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]^(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)^12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 19 of 25	© COPYRIGHT 2002 Deutsche Bank